Exhibit 99.01

Glu Reports First Quarter 2011 Financial Results

-- 98% quarter over quarter non-GAAP smartphone revenue growth

-- 20.0 million installs during the first quarter of 2011 and 70.2 million installs life to date across iOS and Android devices and social networking websites

-- Gun Bros non-GAAP revenue of $2.3 million, or 13% of total non-GAAP revenue

SAN FRANCISCO--(BUSINESS WIRE)--May 3, 2011--Glu Mobile Inc. (NASDAQ:GLUU), a leading global publisher of 3D Social Mobile games for smartphone and tablet devices, today announced financial results for its first quarter ended March 31, 2011.

“Our 3D social mobile games strategy continued to gain traction in the first quarter with non-GAAP smartphone revenues increasing 98% sequentially from the fourth quarter of 2010 to $6.7 million,” stated Niccolo de Masi, Chief Executive Officer of Glu. “The majority of the new titles launched thus far in 2011 are enjoying considerable success and resonating with users worldwide. These new titles combined with our persistent successes of Q4 2010 drove 20.0 million new installs in Q1 2011 across iOS and Android devices and social networking websites. New development partnerships announced during the quarter will further underpin growth in the Glu community worldwide.”

First Quarter 2011 Financial Highlights:

  Revenue: Total GAAP revenue was $16.4 million for the first quarter of 2011 compared to $17.3 million in the first quarter of 2010. Total non-GAAP revenue was $17.2 million for the first quarter of 2011 compared to $17.5 million in the first quarter of 2010. Non-GAAP revenue excludes changes in deferred revenue.
  GAAP Operating Loss: GAAP operating loss was $(2.6) million for the first quarter of 2011 compared to a $(2.7) million loss in the first quarter of 2010.
  Non-GAAP Operating Loss: Non-GAAP operating loss was $(106,000) for the first quarter of 2011 compared to a loss of $(168,000) during the first quarter of 2010. Non-GAAP operating loss excludes changes in deferred revenue and deferred royalty expense, stock-based compensation expense, amortization of intangible assets and restructuring charges.
  GAAP Loss and EPS: GAAP net loss was $(3.2) million for the first quarter of 2011 compared to a GAAP net loss of $(3.7) million for the first quarter of 2010. GAAP EPS was a loss of $(0.06) for the first quarter of 2011, based on 52.0 million weighted-average basic shares outstanding, compared to a loss of $(0.12) for the first quarter of 2010, based on 30.5 million weighted-average basic shares outstanding.
  Non-GAAP Net Loss and EPS: Non-GAAP net loss was $(0.9) million for the first quarter of 2011 compared to $(0.8) million for the first quarter of 2010. Non-GAAP EPS loss was $(0.02) for the first quarter of 2011 based on 52.0 million weighted-average diluted shares outstanding, compared to a loss of $(0.03) for the first quarter of 2010 based on 30.5 million weighted-average diluted shares outstanding.
  Cash Flows Provided by/(Used in) Operations: Cash flows used in operations were $(2.1) million for the first quarter of 2011 compared to cash flows provided by operations of $1.6 million for the first quarter of 2010.

Selected First Quarter of 2011 Operating Highlights and Metrics:

  We launched four new freemium titles.
  Our total GAAP smartphone revenues of $5.9 million grew 94% quarter over quarter and comprised 36% of total GAAP revenues.
  Our non-GAAP smartphone revenues of $6.7 million grew 98% from the prior quarter and were 39% of total non-GAAP revenues.
  Our non-GAAP freemium revenue (micro-transactions, in-game advertising and offers) grew 263% quarter over quarter to $4.7 million.

Recent Developments and Strategic Initiatives:

  Glu was one of the first developers to implement micro-transactions into its Android games as well as support the Android™ 3.0 (Honeycomb) platform for tablets.
  We launched games for the Sony Ericsson Xperia™ Play. Led by Glu's original title Gun Bros, the Xperia Play gaming portfolio also includes Guitar Hero® 6, Family Guy®: Time Warped and original Glu title Super KO Boxing 2.
  We signed an innovative partnership with Full Fathom Five, the publishing company of best-selling author James Frey, to collaborate on the creation of transmedia properties.
  We entered into a multi-title partnership with Blammo Games, the game development company recently founded by Christopher Locke, who most recently ran the studio responsible for freemium top ten grossing iOS titles Smurfs' Village and Zombie Café.
  We launched one of the first 3D casual games on smartphones – Bug Village.
  We were a launch partner with Amazon’s new Android storefront.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

“Our strong first quarter results highlight the successful execution of our cross-platform social gaming strategy,” stated Eric R. Ludwig, Glu’s Chief Financial Officer. “Investing in our growth remains a key priority as we focus on building and leveraging our mobile gaming platform. With a strengthened balance sheet and a commitment to allocating resources to our key growth initiatives, we are well positioned to become one of the leading mobile freemium game providers in the industry.”

Business Outlook as of May 3, 2011:

The following forward-looking statements reflect expectations as of May 3, 2011. Results may be materially different and are affected by many factors, such as: consumer demand for mobile entertainment and specifically Glu’s mobile products; consumer demand for mobile handsets, including smartphones and next-generation platforms; development delays on Glu's products; continued uncertainty in the global economic environment; competition in the industry; storefront featuring and premium deck placement; smartphone storefronts, carriers and other distributors maintaining their networks and provisioning systems to enable consumer purchases; changes in foreign exchange rates; Glu's effective tax rate and other factors detailed in this release and in Glu's SEC filings.

Second Quarter Expectations – Quarter Ending June 30, 2011:

  Non-GAAP revenue is expected to be between $15.0 million and $16.5 million and non-GAAP smartphone revenue is expected to be between $7.25 million and $8.25 million.
  Non-GAAP gross margin is expected to be approximately 80%.
  Non-GAAP operating loss is expected to be between $(1.3) million and $(2.5) million, with non-GAAP operating expenses expected to be approximately $14.5 million.
  Income tax expense is expected to be approximately $(0.6) million.
  Non-GAAP net loss is expected to be between $(1.9) million and $(3.1) million, or a net loss of $(0.04) to $(0.06) per basic share, which excludes $0.7 million for amortization of intangibles and approximately $0.6 million of anticipated stock-based compensation expense.
  Weighted average common shares outstanding for the second quarter of 2011 are expected to be approximately 53.9 million basic and 60.8 million diluted.

Quarterly Conference Call

Glu will discuss its quarterly results via teleconference today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Please dial (877) 311-0653, or if outside the U.S., (706) 634-7186, with conference ID # 57750109 to access the conference call at least five minutes prior to the 1:30 p.m. Pacific Time start time. A live webcast and replay of the call will also be available at will also be available on the investor relations portion of the company's website at www.glu.com/investors. An audio replay will be available between 4:30 p.m. Pacific Time, May 3, 2011, and 8:59 p.m. Pacific Time, May 10, 2011, by calling (800) 642-1687, or (706) 645-9291, with conference ID # 57750109.

Use of Non-GAAP Financial Measures

To supplement Glu's unaudited condensed consolidated financial statements presented in accordance with GAAP, Glu uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Glu's results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Glu include historical and estimated non-GAAP revenues, non-GAAP smartphone revenues, non-GAAP freemium revenues, non-GAAP operating loss, non-GAAP net loss and non-GAAP basic and diluted net loss per share. These non-GAAP financial measures exclude the following items from Glu's unaudited consolidated statements of operations:

  Change in deferred revenues and royalties;
  Amortization of intangible assets;
  Stock-based compensation expense;
  Restructuring charges; and
  Foreign currency exchange gains and losses primarily related to the revaluation of assets and liabilities.

Glu may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Glu believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Glu's performance by excluding certain items that may not be indicative of Glu's core business, operating results or future outlook. Glu's management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Glu's operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Glu's performance to prior periods.

Cautions Regarding Forward-Looking Statements

This news release contains forward-looking statements, including those regarding our "Business Outlook" ("Second Quarter Expectations – Quarter Ending June 30, 2011"); our belief that new development partnerships announced during the first quarter of 2011 will further underpin growth in the Glu community worldwide; that investing in our growth remains a key priority as we focus on building and leveraging our mobile gaming platform; and our belief that we are well positioned to become one of the leading mobile freemium game providers in the industry. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risks identified under "Business Outlook"; the risk that growth of smartphones and advanced networks does not grow as significantly as we anticipate or that we will be unable to capitalize on any such growth; the risk that we do not realize a sufficient return on our investment with respect to our efforts to develop persistent-state, freemium games for smartphones and advanced platforms, the risk that our development expenses for games for smartphones are greater than we anticipate; the risk that our recently and newly launched games are less popular than anticipated; the risk that our newly released games will be of a quality less than desired by reviewers and consumers; the risk that the mobile games market, particularly with respect to social, persistent gaming, is smaller than anticipated; the risk that the slowdown in sales of feature phones in our traditional carrier-based business accelerates more rapidly than we anticipate; and other risks detailed under the caption "Risk Factors" in our Form 10-K filed with the Securities and Exchange Commission on March 21, 2011 and our other SEC filings. You can locate these reports through our website at http://www.glu.com/investors. We are under no obligation, and expressly disclaim any obligation, to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

About Glu Mobile

Glu Mobile (NASDAQ:GLUU) is a leading global publisher of 3D Social Mobile games for smartphone and tablet devices. Glu's unique technology platform enables its titles to be accessible to a broad audience of consumers all over the world - supporting iOS, Android, Palm, Windows Phone 7 devices and beyond. Glu is focused on bringing the best in social, freemium, cross-platform mobile gaming experiences to the mass market. Founded in 2001, Glu is headquartered in San Francisco and has major offices in Brazil, China, Russia and the UK. Glu is focused on creating compelling original IP and also partners with leading entertainment brands including Activision, Atari, Caesar's and Fox. Consumers can find high-quality, fresh entertainment created exclusively for their mobile devices wherever they see the 'g' character logo or at www.glu.com. For live updates, please follow Glu via Twitter at www.twitter.com/glumobile or become a Glu fan at Facebook.com/glumobile.

BUG VILLAGE, GUN BROS, SUPER KO BOXING, GLU, GLU MOBILE and the 'g' character logo are trademarks of Glu Mobile Inc. Other trademarks used in this press release are the properties of their respective owners.

In the financial tables below, Glu has provided a reconciliation of the most comparable GAAP financial measure to each of the historical non-GAAP financial measures used in this press release.

Glu Mobile Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2011	2010

ASSETS
Cash and cash equivalents	$24,388	$12,863
Accounts receivable, net	11,968	10,660
Prepaid royalties	1,083	2,468
Prepaid expenses and other current assets	1,687	2,557
Total current assets	39,126	28,548

Property and equipment, net	2,645	2,134
Other long-term assets	634	574
Intangible assets, net	8,006	8,794
Goodwill	4,796	4,766
Total assets	$55,207	$44,816

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$6,370	$5,666
Accrued liabilities	923	939
Accrued compensation	3,219	4,414
Accrued royalties	6,015	7,234
Accrued restructuring	1,384	1,689
Deferred revenues	1,577	842
Current portion of long-term debt	-	2,288
Total current liabilities	19,488	23,072
Other long-term liabilities	7,847	7,859
Total liabilities	27,335	30,931

Common stock	5	4
Additional paid-in capital	220,643	203,464
Accumulated other comprehensive income	1,138	1,159
Accumulated deficit	(193,914)	(190,742)
Stockholders' equity	27,872	13,885
Total liabilities and stockholders' equity	$55,207	$44,816

Glu Mobile Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Three Months Ended
	March 31,	March 31,
	2011	2010

Revenues	$16,426	$17,289

Cost of revenues:
Royalties and impairment of prepaid royalties and guarantees	3,840	4,691
Amortization of intangible assets	817	1,228
Total cost of revenues	4,657	5,919
Gross profit	11,769	11,370

Operating expenses:
Research and development	7,166	6,661
Sales and marketing	3,757	2,971
General and administrative	2,934	3,813
Amortization of intangible assets	-	55
Restructuring charge	490	594
Total operating expenses	14,347	14,094

Loss from operations	(2,578)	(2,724)

Interest and other income/(expense), net:
Interest income	22	7
Interest expense	(40)	(304)
Other income/(expense), net	198	(334)
Interest and other income/(expense), net	180	(631)

Loss before income taxes	(2,398)	(3,355)
Income tax provision	(774)	(301)
Net loss	$(3,172)	$(3,656)

Net loss per share - basic and diluted	$(0.06)	$(0.12)

Weighted average common shares outstanding - basic and diluted	52,048	30,458

Stock-based compensation expense included in:
Research and development	$100	$164
Sales and marketing	66	73
General and administrative	231	287
Total stock-based compensation expense	$397	$524

Glu Mobile Inc.
GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,
	2010	2010	2010	2010	2011

GAAP revenues
Featurephone	$15,106	$13,707	$13,090	$12,572	$10,478
Smartphone	2,183	2,245	2,378	3,064	5,948
Total GAAP revenues	17,289	15,952	15,468	15,636	16,426

Change in deferred revenues
Featurephone	319	(61)	(214)	(467)	(63)
Smartphone	(64)	(17)	95	337	798
Total change in deferred revenues	255	(78)	(119)	(130)	735

Non-GAAP Revenues
Featurephone	15,425	13,646	12,876	12,105	10,415
Smartphone	2,119	2,228	2,473	3,401	6,746
Total non-GAAP Revenues	17,544	15,874	15,349	15,506	17,161

GAAP gross profit	11,370	10,003	10,525	10,915	11,769
Change in deferred revenues	255	(78)	(119)	(130)	735
Amortization of intangible assets	1,228	1,006	1,009	983	817
Change in deferred royalty expense	(100)	21	71	172	33
Non-GAAP gross profit	12,753	10,952	11,486	11,940	13,354

GAAP operating expense	14,094	12,463	11,710	15,995	14,347
Stock-based Compensation	(524)	(349)	(355)	(340)	(397)
Amortization of intangible assets	(55)	(52)	(53)	(45)	-
Restructuring charge	(594)	(693)	-	(2,342)	(490)
Non-GAAP operating expense	12,921	11,369	11,302	13,268	13,460

GAAP operating income/(loss)	(2,724)	(2,460)	(1,185)	(5,080)	(2,578)
Change in deferred revenues	255	(78)	(119)	(130)	735
Non-GAAP cost of revenues adjustment	1,128	1,027	1,080	1,155	850
Stock-based Compensation	524	349	355	340	397
Amortization of intangible assets	55	52	53	45	-
Restructuring charge	594	693	-	2,342	490
Non-GAAP operating income/(loss)	(168)	(417)	184	(1,328)	(106)

GAAP net loss	(3,656)	(3,218)	(1,603)	(4,946)	(3,172)
Change in deferred revenues	255	(78)	(119)	(130)	735
Non-GAAP cost of revenues adjustment	1,128	1,027	1,080	1,155	850
Non-GAAP operating expense adjustment	1,173	1,094	408	2,727	887
Foreign currency exchange loss/(gain)	332	429	(177)	115	(198)
Non-GAAP net loss	$(768)	$(746)	$(411)	$(1,079)	$(898)

Reconciliation of net loss and net loss per share:
GAAP net loss per share - basic and diluted	$(0.12)	$(0.10)	$(0.04)	$(0.11)	$(0.06)
Non-GAAP net loss per share - basic and diluted	$(0.03)	$(0.02)	$(0.01)	$(0.02)	$(0.02)
Shares used in computing basic and diluted net loss per share	30,458	30,676	36,042	44,579	52,048

Non-GAAP operating expense break-out:
GAAP research and development	$6,661	$6,229	$5,858	$6,432	$7,166
Stock-based Compensation	(164)	(116)	(104)	(96)	(100)
Non-GAAP research and development	6,497	6,113	5,754	6,336	7,066

GAAP sales and marketing	2,971	2,437	2,692	4,040	3,757
Stock-based Compensation	(73)	(40)	(50)	(54)	(66)
Non-GAAP sales and marketing	2,898	2,397	2,642	3,986	3,691

GAAP general & administrative	3,813	3,052	3,107	3,136	2,934
Stock-based Compensation	(287)	(193)	(201)	(190)	(231)
Non-GAAP general and administrative	$3,526	$2,859	$2,906	$2,946	$2,703

In addition to the reasons stated above, which are generally applicable to each of the items Glu excludes from its non-GAAP financial measures, Glu believes it is appropriate to exclude certain items for the following reasons:

Change in Deferred Revenue and Royalties. At the date we sell certain premium games and micro-transactions, Glu has an obligation to provide additional services and incremental unspecified digital content in the future without an additional fee. In these cases, we account for the sale of the software product as a multiple element arrangement and recognize the revenue and any associated royalty expense on a straight-line basis over the estimated life of the user. Internally, Glu’s management excludes the impact of the changes in deferred revenue and royalties related to its premium and freemium games in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Glu believes that excluding the impact of the changes in deferred revenue and royalties from its operating results is important to facilitate comparisons to prior periods during which Glu did not delay the recognition of significant amounts of revenue related to its games and to understand Glu’s operations.

Amortization of Intangible Assets. When analyzing the operating performance of an acquired entity, Glu's management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Glu's management excludes the GAAP impact of acquired intangible assets to its financial results. Glu believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Glu generally recognizes expenses for internally-developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, Glu generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, Glu believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Stock-Based Compensation Expense. Glu adopted ASC 718, "Compensation – Stock Compensation" beginning in its fiscal year ended December 31, 2006. When evaluating the performance of its consolidated results, Glu does not consider stock-based compensation charges. Likewise, Glu's management team excludes stock-based compensation expense from its short and long-term operating plans. In contrast, Glu's management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Glu places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.

Glu believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business. In addition, given Glu's adoption of ASC 718 beginning with its fiscal year ended December 31, 2006, Glu believes that a non-GAAP financial measure that excludes stock-based compensation will facilitate the comparison of its year-over-year results.

Restructuring Charges. Glu undertook restructuring activities in the first quarter of 2011 and recorded (1) a non-cash restructuring charge due to vacating a portion of its offices in Russia and (2) cash restructuring charges due to the termination of certain employees in its Brazil, China and Russia offices. In the first, second and fourth quarters of 2010, Glu recorded restructuring charges related to the termination of certain employees in its China, United States and European offices. Glu recorded the severance costs as an operating expense when it communicated the benefit arrangement to the employee and no significant future services, other than a minimum retention period, were required of the employee to earn the termination benefits. Additionally, in the fourth quarter of 2010, Glu recorded facility-related restructuring charges resulting from the relocation of its corporate headquarters to San Francisco. Glu believes that these restructuring charges do not reflect its ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Foreign currency exchange gains and losses. Foreign currency exchange gains and losses represent the net gain or loss that Glu has recorded for the impact of currency exchange rate movements on cash and other assets and liabilities denominated in foreign currencies related to the revaluation of assets and liabilities. Accordingly, foreign currency exchange gains and losses are generally unpredictable and can cause Glu’s reported results to vary significantly. Due to the unusual magnitude of these gains and losses, and the fact that Glu has not engaged in hedging or taken other actions to reduce the likelihood of incurring a sizeable net gain or loss in future periods, Glu began, with the quarter ended December 31, 2008, to present non-GAAP net loss and net loss per share excluding foreign exchange gains and losses for comparability purposes. Glu believes that these gains and losses do not reflect its ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these items, enabling investors to compare Glu’s core operating results in different periods without this variability. Foreign exchange gains/(losses) recognized during 2010 and 2011 were as follows (in thousands):

March 31, 2010	$(332)
June 30, 2010	(429)
September 30, 2010	177
December 31, 2010	(115)
FY 2010	$(699)

March 31, 2011	$198

CONTACT:
Media:
Glu Mobile Inc.
Mike Breslin, 415-630-0650
press@glu.com
or
Investor Relations:
ICR
Seth Potter, 646-277-1230
ir@glu.com